UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2026, Polar Power, Inc. (“Polar Power”, “we”, “us”, “our”, or the “Company”) received a letter (the “Letter”) from the staff of the Nasdaq Stock Market (“Nasdaq”) stating that we were not in compliance with Nasdaq’s continued listing standards under the Rules of the Nasdaq Stock Market (the “Listing Rules”). Specifically, the Letter stated that Polar Power was non-compliant with Listing Rule 5550(b)(1) because we reported only $144,000 in stockholders’ equity as of December 31, 2025 in our 10-K for the year then ended. Section 1003(a)(i) of the Company Guide requires a listed company to have stockholders’ equity of at least $2.5 million or to meet one of two alternative listing standards, neither of which the Company currently meets.

As a result, we are now subject to the procedures and requirements of Listing Rule 5810(c)(2). This rule grants us 45 days to submit to Nasdaq a plan to regain compliance. We intend to submit such a plan to Nasdaq, and if Nasdaq accepts our plan, we will have 180 days from the date of the Letter to regain compliance. If Nasdaq does not accept our plan, or if it accepts our plan but we do not then regain compliance by the 180 day deadline, Nasdaq will begin delisting procedures, which we may appeal to a Nasdaq Hearings Panel.

We are working diligently on implementing a plan to regain compliance at the earliest possible time. We also believe that our stockholders’ equity as of March 31, 2026 will be substantially greater than it was on December 31, 2025. This belief is based on preliminary internal financial results, and our current expectations are subject to change as we complete internal procedures to finalize our financial statements as of and for the period ended March 31, 2026. This belief constitutes a forward-looking statement that is subject to the cautionary language set forth below.

The Letter has no immediate effect on the listing or trading of our common stock on the Nasdaq Stock Market. Our common stock will continue to trade under the symbol “POLA”. Our receipt of the Letter does not affect our business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

Forward-Looking and Cautionary Statements

All statements included or incorporated by reference in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Examples of forward-looking statements include, but are not limited to, statements concerning projected net sales, costs and expenses and gross margins; our accounting estimates, assumptions and judgments; the demand for our products; the effect and consequences of the novel coronavirus, or COVID-19, pandemic on matters including U.S., local and foreign economies, wars and international conflicts including the current U.S.-Israel-Iran conflict, our business operations, the ability of financing and the health and productivity of our employees; the competitive nature of and anticipated growth in our industry; production capacity and goals; our ability to consummate acquisitions and integrate their operations successfully; and our prospective needs for additional capital. These forward-looking statements are based on our current expectations, estimates, approximations and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These statements are not guarantees of future performance or outcomes and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, some of which are listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary